UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 16, 2014

(Date of earliest event reported)

First Financial Service Corporation

(Exact name of registrant as specified in its charter)

Securities and Exchange Commission File Number: 0-18832

Kentucky	61-1168311
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)

2323 Ring Road	(270) 765-2131
Elizabethtown, Kentucky 42701
(Address of principal executive offices)	(Registrant's telephone number, including area code)
(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07:  Submission of Matters to a Vote of Security Holders

The shareholders of First Financial Service Corporation (“First Financial”) approved the proposed share exchange with Community Bank Shares of Indiana, Inc. (“CBIN”) at a special meeting of First Financial shareholders held on December 16, 2014.  CBIN will acquire all of the outstanding common stock of First Financial through a statutory share exchange. After the share exchange becomes effective early in the first quarter of 2015, First Financial will merge into CBIN, and First Financial’s subsidiary bank, First Federal Savings Bank of Elizabethtown, will merge into CBIN’s subsidiary bank, Your Community Bank.

The voting results on the matters brought before the special meeting were as follows:

1.  Proposal to adopt and approve the Agreement and Plan of Share Exchange.

Votes For	Against	Abstentions	Broker Non-Votes
3,084,182	148,862	4,066	0

2.   Proposal to approve compensation that may be paid or become payable to First Financial’s named executive officers in connection with the share exchange.

Votes For	Against	Abstentions	Broker Non-Votes
2,397,794	783,413	55,903	0

3.   Proposal to approve the adjournment of the First Financial special meeting, if necessary or appropriate, to solicit additional proxies to approve the share exchange proposal.

Votes For	Against	Abstentions	Broker Non-Votes
3,008,146	188,450	40,514	0

Item 8.01 Other Events.

On December 17, 2014, Community Bank Shares and First Financial Service Corporation issued a joint press release to announce that shareholders of both companies have approved the agreement and plan of share exchange.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Joint Press Release of Community Bank Shares of Indiana, Inc. and First Financial Service Corporation dated December 17, 2014 is incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Community Bank Shares of Indiana, Inc. on December 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL SERVICE CORPORATION

Date: December 17, 2014	By:	/s/ Gregory S. Schreacke
Gregory S. Schreacke
President, Principal Executive Officer